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                                                                  Exhibit (h)(9)


                                 THE GALAXY FUND

                            ADMINISTRATION AGREEMENT
                                 Amendment No. 8


                                                         As of September 5, 2000

PFPC Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

                  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Administration Agreement between the Trust and PFPC Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.) dated as of June 1, 1997 (the "Agreement") is herewith amended to provide that PFPC shall be the administrator for the Trust's Pan Asia Fund on the terms and conditions contained in the Agreement.

                  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                        Very truly yours,

                                        THE GALAXY FUND


                                        By:  /s/ John T. O'Neill
                                             ------------------------
                                        Name:    John T. O'Neill
                                        Title:   President

Accepted:

PFPC INC.


By:  /s/ Stephen M. Wynne
     -----------------------------
Name:    Stephen M. Wynne
Title:   Executive Vice President